Exhibit 99.1

ReShape Lifesciences Announces Third Quarter 2018 Financial Results

San Clemente, CA November 14, 2018 — ReShape Lifesciences Inc. (NASDAQ:RSLS), a developer of minimally invasive medical devices to treat obesity and metabolic diseases, today reported financial results for the three months ended September 30, 2018.

Recent Highlights and Accomplishments

•                  Reported revenues of $350 thousand in the third quarter of 2018

•                  Achieved target cash burn goal of $1.8 million per month during the third quarter of 2018

•                  Announced initiation of the multi-center trial in the European Union to support CE mark approval of the ReShape VestTM

•                  Announced the full retirement of the Company’s series D convertible preferred shares

•                  Implemented a stockholder approved reverse split of the Company’s common stock

•                  Raised a total of $7.8 million in net proceeds since October through the Company’s at-the-market public offering

“While we had some challenges to overcome this quarter, our team continued to push forward both strategically and operationally,” said Dan Gladney, President, Chief Executive Officer and Chairman of the Board at ReShape Lifesciences. “We made good progress simplifying our capital structure and are ready to forge ahead with our suite of life changing products.  Along with the recent reverse stock split, we have raised $7.8 million through our at-the-market public offering and are back on track with full steam on executing our strategic plan.”

Third Quarter 2018 Financial Results

For the three months ended September 30, 2018, the Company reported revenues of $350 thousand with gross profit totaling $86 thousand.

As of September 30, 2018 the Company had cash and cash equivalents totaling $473,000 and has no debt.  This does not include the $7.8 million in net proceeds raised through the company’s at-the-market public offering.

Conference Call

Management will host an investment community conference call today beginning at 1:30 p.m. Pacific Time /4:30 p.m. Eastern Time.

Individuals interested in listening to the conference call may do so by dialing (877) 280-7473 for domestic callers or (707) 287-9370 for international callers, using Conference ID: 4849065. To listen to a live webcast or a replay, please visit the investor relations section of the Company website at: http://ir.reshapelifesciences.com/.

About ReShape Lifesciences Inc.

ReShape Lifesciences™ is a medical device company focused on technologies to treat obesity and metabolic diseases. The FDA-approved ReShape Balloon™ System involves a non-surgical weight loss procedure that uses advanced balloon technology designed to take up room in the stomach to help people with a 30-40 kg/m2 Body Mass Index (BMI) and at least one co-morbidity lose weight. The ReShape Vest™ System is an investigational, minimally invasive, laparoscopically implanted medical device that wraps around the stomach, emulating the gastric volume reduction effect of conventional weight-loss surgery, and is intended to enable rapid weight loss in obese and morbidly obese patients without permanently changing patient anatomy.

Forward-Looking Safe Harbor Statement:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the use of words such as “expect,” “plan,” “anticipate,” “could,” “may,” “intend,” “will,” “continue,” “future,” other words of similar meaning and the use of future dates.  These forward-looking statements are based on the current expectations of our management and involve known and unknown risks and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others: risks and uncertainties related to our acquisitions of ReShape Medical Inc. and BarioSurg, Inc.; risks related to the U.S. Food and Drug Administration’s announcement, including updates thereto, to alert health care providers of unanticipated deaths involving the ReShape Balloon; our proposed ReShape Vest product may not be successfully developed and commercialized; our ability to continue as a going concern if we are unsuccessful in our pursuit of various funding options; our limited history of operations; our losses since inception and for the foreseeable future; our limited commercial sales experience; the competitive industry in which we operate; our ability to maintain compliance with the Nasdaq continued listing requirements and remain listed on Nasdaq; our dependence on third parties to initiate and perform our clinical trials; the need to obtain regulatory approval for our ReShape Vest and any modifications to our vBloc system; physician adoption of our products; our ability to obtain third party coding, coverage or payment levels; ongoing regulatory compliance; our dependence on third party manufacturers and suppliers; the successful development of our sales and marketing capabilities; our ability to raise additional capital when needed; international commercialization and operation; our ability to attract and retain management and other personnel and to manage our growth effectively; potential product liability claims; the cost and management time of operating a public company; potential healthcare fraud and abuse claims; healthcare legislative reform; and our ability to obtain and maintain intellectual property protection for our technology and products. These and additional risks and uncertainties are described more fully in the Company’s filings with the Securities and Exchange Commission, particularly those factors identified as “risk factors” in our annual report on Form 10-K filed April 2, 2018 and subsequent quarterly reports on Form 10-Q. We are providing this information as of the date of this press release and do not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise, except as required by law.

Investor Contact:

Scott Youngstrom
Chief Financial Officer

ReShape Lifesciences Inc.
949-429-6680 x106

syoungstrom@reshapelifesci.com

or

Debbie Kaster

Investor Relations

Gilmartin Group
415-937-5403

debbie@gilmartinir.com

RESHAPE LIFESCIENCES INC.

Condensed Consolidated Statements of Operations

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Product sales	$335,949	$110,020	$1,910,934	$243,120
Service and other revenue	14,287	250,000	42,669	250,000
Total revenue	350,236	360,020	1,953,603	493,120

Cost of revenue	263,928	214,511	1,727,659	298,506
Gross profit	86,308	145,509	225,944	194,614
Operating expenses:
Selling, general and administrative	6,378,056	4,595,538	23,134,131	16,085,311
Research and development	1,252,242	1,109,641	6,379,098	3,586,129
Goodwill impairment	—	—	27,186,620	—
Total operating expenses	7,630,298	5,705,179	56,699,849	19,671,440
Operating loss	(7,543,990)	(5,559,670)	(56,473,905)	(19,476,826)
Other income (expense):
Interest income	217	—	891	100
Interest expense	1,233	—	(1,502)	—
Warrants expense	—	(4,438,149)	—	(4,438,149)
Change in value of warrant liability	—	5,047	1,494	(283,688)
Other, net	7,085	(904)	(137,331)	(2,102)
Loss before income taxes	(7,535,455)	(9,993,676)	(56,610,353)	(24,200,665)

Income tax benefit	531,057	—	3,121,670	—
Net loss	$(7,004,398)	$(9,993,676)	$(53,488,683)	$(24,200,665)
Adjustment for convertible preferred stock and warrants	(132,151)	—	(3,973,941)	—
Net loss attributable to common shareholders	(7,136,549)	(9,993,676)	(57,462,624)	(24,200,665)
Net loss per share—basic and diluted	$(27.46)	$(2,215.89)	$(582.45)	$(6,696.37)
Shares used to compute basic and diluted net loss per share	259,912	4,510	98,657	3,614

RESHAPE LIFESCIENCES INC.

Condensed Consolidated Balance Sheets (unaudited)

(in thousands)

	September 30,	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$472,873	$10,163,208
Accounts receivable (net of allowance for bad debts of $228,165 and $155,872 at September 30, 2018 and December 31, 2017)	532,095	488,613
Inventory	1,057,753	2,817,112
Prepaid expenses and other current assets	601,115	467,783
Total current assets	2,663,836	13,936,716
Property and equipment, net	181,192	438,621
Goodwill	—	27,186,620
Other intangible assets, net	44,127,057	46,152,577
Other assets	81,757	990,015
Total assets	$47,053,842	$88,704,549
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,427,824	$1,088,271
Accrued expenses	4,408,655	5,955,518
Total current liabilities	8,836,479	7,043,789

Deferred income taxes	2,168,761	5,292,291
Common stock warrant liability	74	1,600
Total liabilities	11,005,314	12,337,680
Commitments and contingencies (Note 7)
Stockholders’ equity:
Preferred stock, 5,000,000 shares authorized:
Series B convertible preferred stock, $0.01 par value; 20,000 shares issued and 159 and 6,055 shares outstanding at September 30, 2018 and December 31, 2017, respectively	2	61
Series C convertible preferred stock, $0.01 par value; 187,772 shares issued and 95,388 shares outstanding at September 30, 2018 and December 31, 2017	954	954
Series D convertible preferred stock, $0.01 par value; 6,000 shares issued and 537 and zero shares outstanding at September 30, 2018 and December 31, 2017	5	—
Common stock, $0.01 par value; 275,000,000 shares authorized at September 30, 2018 and December 31, 2017; 599,525 and 14,742 shares issued and outstanding at September 30, 2018 and December 31, 2017	5,995	147
Additional paid-in capital	428,263,550	411,125,061
Accumulated deficit	(392,221,978)	(334,759,354)
Total stockholders’ equity	36,048,528	76,366,869
Total liabilities and stockholders’ equity	$47,053,842	$88,704,549